AGREEMENT

This Agreement is made this 19th day of August, 1999 between Douglas Trumbull ("Trumbull") and Imax Corporation ("Imax"), (collectively the "Parties").

WHEREAS Imax and Trumbull entered into a Share Option Agreement dated March 1, 1994 (the "Trumbull Agreement");

AND WHEREAS the shares of common stock issuable upon the exercise of option under the Trumbull Agreement (the "Shares") have never been registered with the Securities and Exchange Commission (the "SEC");

AND WHEREAS Trumbull and Imax have agreed in consideration of the preparation by Imax of a Form S-8 Registration Statement and Prospectus, and filing thereof with the SEC, Trumbull agrees, on the terms and conditions herein to limit the sale of the Shares as set out herein:

For good and valuable consideration the receipt and sufficiency which is hereby acknowledged, including the preparation by Imax of a Form S-8 Registration Statement and Prospectus, attached hereto as Exhibits "A" and "B", Imax and Trumbull hereby agree as follows:

         1. Upon execution of this Agreement and its delivery to Imax, Imax shall proceed to file the Form S-8 Registration Statement and Prospectus covering the Shares;

         2. Trumbull agrees that, he shall not dispose of more than 75,000 Shares in any calendar quarter commencing on the date upon which Imax receives confirmation of the registration of the Prospectus and Form S-8; and

         3. Trumbull will provide Imax with written confirmation of the number of Shares sold in each quarter which shall be delivered to Imax within 30 days of the end of each quarter.

IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement, this 19th day of August, 1999.

                                       /s/ Douglas Trumbull
-----------------------------          -----------------------------------------
Witness                                Douglas Trumbull
Name:

                                       IMAX CORPORATION
                                       By: /s/ G. Mary Ruby
                                           -------------------------------------
                                           Name:  G. Mary Ruby
                                                  Vice President
                                                  Legal Affairs

                                       By: /s/ John M. Davison
                                           -------------------------------------
                                           Name:  John M. Davison
                                                  Chief Operating Officer